CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the respective Registration Statement on Form S-8 (No. 33-80379) of our report dated March 5, 1997, relating to the consolidated financial statements and schedule of Western Beef, Inc. for year ended January 3, 1997, appearing in the Company's Annual Report on Form 10-K for the year ended January 1, 1999.


/s/ BDO Seidman, LLP

BDO Seidman, LLP

New York, New York
March 22, 1999